Exhibit 99.1

News Release
Pentair Reports Third Quarter 2022 Results
•Third quarter sales of $1.06 billion.
•Third quarter GAAP EPS of $0.70 and adjusted EPS of $0.99.
•The company updates its full year 2022 GAAP EPS guidance to approximately $3.01 and on an adjusted basis to approximately $3.65.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — October 25, 2022 — Pentair plc (NYSE: PNR) today announced third quarter 2022 sales of $1.06 billion. Sales were up 9 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 4 percent in the third quarter. Third quarter 2022 earnings per diluted share from continuing operations (“EPS”) were $0.70 compared to $0.86 in the third quarter of 2021. On an adjusted basis, the company reported EPS of $0.99 compared to $0.89 in the third quarter of 2021. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
John L. Stauch, Pentair’s President and Chief Executive Officer commented: “We reported solid third quarter results with sales growing near double digits and strong segment income and adjusted EPS gains. We saw price outpace inflation once again resulting in strong margin expansion. We are proud of these results given the ongoing supply chain disruptions and the manufacturing inefficiencies that resulted. While we have begun to see some inventory correcting in our residential channels, our commercial and industrial businesses continue to do well. We closed on the acquisition of Manitowoc Ice in the quarter and the integration is off to a good start.”
Third quarter 2022 operating income was $147 million, down 12 percent compared to operating income for the third quarter of 2021, and return on sales (“ROS”) was 13.9 percent, a decrease of 340 basis points when compared to the third quarter of 2021. On an adjusted basis, the company reported segment income of $207 million for the third quarter of 2022, up 15 percent compared to segment income for the third quarter of 2021, and ROS was 19.6 percent, an increase of 110 basis points when compared to the third quarter of 2021.
Consumer Solutions sales were up 8 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 2 percent in the third quarter. Segment income of $159 million was up 10 percent compared to the third quarter of 2021, and ROS was 23.8 percent, an increase of 30 basis points when compared to the third quarter of 2021.
Industrial & Flow Technologies sales were up 10 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 14 percent in the third quarter. Segment income of $66 million was up 25 percent compared to the third quarter of 2021, and ROS was 16.9 percent, an increase of 210 basis points when compared to the third quarter of 2021.
Net cash provided by operating activities of continuing operations was $95 million for the quarter compared to $179 million in the third quarter of 2021 and free cash flow provided by continuing operations for the quarter was $72 million compared to $165 million in the third quarter of 2021.
Pentair paid a regular cash dividend of $0.21 per share in the third quarter of 2022. Pentair previously announced on September 19, 2022 that it will pay a regular quarterly cash dividend of $0.21 per share on November 4, 2022 to shareholders of record at the close of business on October 21, 2022. This year marks the 46th consecutive year that Pentair has increased its dividend.

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OUTLOOK
The company updates its estimated 2022 GAAP EPS to approximately $3.01 and on an adjusted EPS basis to approximately $3.65. The company updates full year 2022 sales guidance to be up approximately 9 percent on a reported basis.
In addition, the company introduces fourth quarter 2022 GAAP EPS guidance of approximately $0.68 and on an adjusted EPS basis of approximately $0.79. The company expects fourth quarter sales to be approximately flat on a reported basis compared to the fourth quarter of 2021.
Mr. Stauch further added, “Given the acceleration of inventory correction in our residential channels, coupled with headwinds from foreign exchange and higher interest rates, we expect volumes to continue to moderate for the next few quarters. While we have not yet set our 2023 plan, we believe we are well positioned to grow next year given pricing carryover, accretion from Manitowoc Ice, reduced manufacturing inefficiencies that have been an ongoing issue in 2022, and our Transformation initiatives gaining momentum. We believe we have a solid foundation and we have an exciting future. Our mission and purpose remain important as we help the world sustainably move, improve, and enjoy water, life’s most essential resource.”

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the company’s third quarter 2022 results on a two-way conference call with investors at 9:00 a.m. Eastern Daylight Time today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, each of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include our ability to integrate the Manitowoc Ice acquisition successfully; our ability to retain customers and employees of Manitowoc Ice; the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to the conflict between Russia and Ukraine and related sanctions; the overall impact of the COVID-19 pandemic including the impact of virus variants and the effectiveness of vaccinations on the global economy, our workforce, businesses, operations, customers, suppliers and customer demand; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; volatility in currency exchange and interest rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and transformation program; risks associated with operating foreign businesses and foreign supply chains; the impact of raw material costs, labor costs and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact ability to trade, trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and ESG goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we inspire people to move, improve and enjoy life’s essential resources for happier, healthier lives. From our residential and business water solutions, to our sustainable innovations and applications, we deliver smart, sustainable solutions for life.
Pentair had revenue in 2021 of approximately $3.8 billion, and trades under the ticker symbol PNR. With approximately 11,250 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit Pentair.com.

PENTAIR CONTACTS

Jim Lucas	Rebecca Osborn
SVP, Treasurer and Investor Relations	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net sales	$1,055.1	$969.2	$3,118.9	$2,776.2
Cost of goods sold	707.0	634.4	2,079.1	1,785.2
Gross profit	348.1	334.8	1,039.8	991.0
% of net sales	33.0%	34.5%	33.3%	35.7%
Selling, general and administrative	177.3	145.6	487.0	440.4
% of net sales	16.8%	15.0%	15.6%	15.9%
Research and development	23.7	21.9	69.1	64.4
% of net sales	2.2%	2.3%	2.2%	2.3%
Operating income	147.1	167.3	483.7	486.2
% of net sales	13.9%	17.3%	15.5%	17.5%
Other (income) expense:
Gain on sale of businesses	(0.2)	(1.4)	(0.2)	(1.4)
Other expense	0.3	0.3	0.5	1.0
Net interest expense	19.3	2.6	34.2	11.5
% of net sales	1.8%	0.3%	1.1%	0.4%
Income from continuing operations before income taxes	127.7	165.8	449.2	475.1
Provision for income taxes	12.3	22.1	62.3	67.7
Effective tax rate	9.6%	13.3%	13.9%	14.2%
Net income from continuing operations	115.4	143.7	386.9	407.4
Loss from discontinued operations, net of tax	—	(0.1)	(1.0)	(3.1)
Net income	$115.4	$143.6	$385.9	$404.3
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.70	$0.87	$2.35	$2.46
Discontinued operations	—	—	(0.01)	(0.02)
Basic earnings per ordinary share	$0.70	$0.87	$2.34	$2.44
Diluted
Continuing operations	$0.70	$0.86	$2.33	$2.43
Discontinued operations	—	—	(0.01)	(0.02)
Diluted earnings per ordinary share	$0.70	$0.86	$2.32	$2.41
Weighted average ordinary shares outstanding
Basic	164.5	165.7	164.8	166.0
Diluted	165.2	167.6	165.8	167.7
Cash dividends paid per ordinary share	$0.21	$0.20	$0.63	$0.60

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2022	December 31, 2021
In millions
Assets
Current assets
Cash and cash equivalents	$118.8	$94.5
Accounts and notes receivable, net	529.7	534.3
Inventories	778.7	562.9
Other current assets	135.3	112.3
Total current assets	1,562.5	1,304.0
Property, plant and equipment, net	339.1	310.0
Other assets
Goodwill	3,202.5	2,504.5
Intangibles, net	1,110.7	428.0
Other non-current assets	293.8	207.1
Total other assets	4,607.0	3,139.6
Total assets	$6,508.6	$4,753.6
Liabilities and Equity
Current liabilities
Accounts payable	$372.0	$385.7
Employee compensation and benefits	102.9	140.1
Other current liabilities	625.6	525.9
Total current liabilities	1,100.5	1,051.7
Other liabilities
Long-term debt	2,448.1	894.1
Pension and other post-retirement compensation and benefits	88.4	93.2
Deferred tax liabilities	46.5	89.8
Other non-current liabilities	185.9	202.9
Total liabilities	3,869.4	2,331.7
Equity	2,639.2	2,421.9
Total liabilities and equity	$6,508.6	$4,753.6
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2022	September 30, 2021
Operating activities
Net income	$385.9	$404.3
Loss from discontinued operations, net of tax	1.0	3.1
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.2)	(0.2)
Depreciation	39.9	38.3
Amortization	31.4	19.4
Deferred income taxes	(37.5)	(4.8)
Gain on sale of businesses	(0.2)	(1.4)
Share-based compensation	20.6	20.8
Amortization of bridge financing fees	9.0	—
(Gain) loss on sale of assets	(2.3)	0.7
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	24.3	(78.2)
Inventories	(170.6)	(76.1)
Other current assets	(27.1)	(9.6)
Accounts payable	(36.7)	79.3
Employee compensation and benefits	(34.9)	30.7
Other current liabilities	79.8	118.2
Other non-current assets and liabilities	(9.9)	(4.1)
Net cash provided by operating activities of continuing operations	271.5	540.4
Net cash used for operating activities of discontinued operations	(1.0)	(0.3)
Net cash provided by operating activities	270.5	540.1
Investing activities
Capital expenditures	(63.2)	(38.6)
Proceeds from sale of property and equipment	3.0	3.7
Proceeds from the sale of businesses, net	—	1.4
Acquisitions, net of cash acquired	(1,592.8)	(83.6)
Settlement of net investment hedges	8.8	—
Other	0.3	2.7
Net cash used for investing activities	(1,643.9)	(114.4)
Financing activities
Net borrowings (repayments) of revolving long-term debt	256.1	(36.1)
Proceeds from long-term debt	1,391.3	—
Repayments of long-term debt	(88.3)	(103.8)
Debt issuance costs	(15.7)	—
Shares issued to employees, net of shares withheld	(4.0)	12.7
Repurchases of ordinary shares	(50.0)	(100.0)
Dividends paid	(104.1)	(99.9)
Receipts (payments) upon the maturity of cross currency swaps	0.2	(14.7)
Net cash provided by (used for) financing activities	1,385.5	(341.8)
Effect of exchange rate changes on cash and cash equivalents	12.2	7.2
Change in cash and cash equivalents	24.3	91.1
Cash and cash equivalents, beginning of period	94.5	82.1
Cash and cash equivalents, end of period	$118.8	$173.2

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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Three months ended	Three months ended	Three months ended	Nine months ended
In millions	March 31, 2022	June 30, 2022	September 30, 2022	September 30, 2022
Net cash (used for) provided by operating activities of continuing operations	$(131.5)	$307.8	$95.2	$271.5
Capital expenditures	(17.7)	(22.4)	(23.1)	(63.2)
Proceeds from sale of property and equipment	—	2.9	0.1	3.0
Free cash flow from continuing operations	$(149.2)	$288.3	$72.2	$211.3
Net cash used for discontinued operations	—	(1.0)	—	(1.0)
Free cash flow	$(149.2)	$287.3	$72.2	$210.3

	Three months ended	Three months ended	Three months ended	Nine months ended
In millions	March 31, 2021	June 30, 2021	September 30, 2021	September 30, 2021
Net cash (used for) provided by operating activities of continuing operations	$(18.8)	$379.8	$179.4	$540.4
Capital expenditures	(13.2)	(11.1)	(14.3)	(38.6)
Proceeds from sale of property and equipment	3.4	0.1	0.2	3.7
Free cash flow from continuing operations	$(28.6)	$368.8	$165.3	$505.5
Net cash used for discontinued operations	(0.2)	—	(0.1)	(0.3)
Free cash flow	$(28.8)	$368.8	$165.2	$505.2

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2022				2021
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Consumer Solutions	$641.2	$686.2	$665.3	$1,992.7	$521.4	$576.9	$613.6	$1,711.9
Industrial & Flow Technologies	358.1	377.4	389.5	1,125.0	344.1	363.9	355.1	1,063.1
Other	0.3	0.6	0.3	1.2	0.4	0.3	0.5	1.2
Consolidated	$999.6	$1,064.2	$1,055.1	$3,118.9	$865.9	$941.1	$969.2	$2,776.2
Segment income (loss)
Consumer Solutions	$138.5	$169.2	$158.6	$466.3	$131.0	$143.4	$144.2	$418.6
Industrial & Flow Technologies	52.2	59.1	65.7	177.0	50.0	57.1	52.4	159.5
Other	(18.6)	(22.4)	(17.4)	(58.4)	(16.6)	(25.6)	(16.9)	(59.1)
Consolidated	$172.1	$205.9	$206.9	$584.9	$164.4	$174.9	$179.7	$519.0
Return on sales
Consumer Solutions	21.6%	24.7%	23.8%	23.4%	25.1%	24.9%	23.5%	24.5%
Industrial & Flow Technologies	14.6%	15.7%	16.9%	15.7%	14.5%	15.7%	14.8%	15.0%
Consolidated	17.2%	19.3%	19.6%	18.8%	19.0%	18.6%	18.5%	18.7%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2022
Excluding the Effect of Adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter		Full Year
Net sales	$999.6	$1,064.2	$1,055.1	approx	Flat	approx	Up 9%
Operating income	145.8	190.8	147.1	approx	Up 5%	approx	Up 1%
% of net sales	14.6%	17.9%	13.9%
Adjustments:
Restructuring and other	2.1	1.1	12.5	approx	$—	approx	$16
Transformation costs	5.5	5.2	10.1	approx	—	approx	21
Intangible amortization	6.6	6.3	18.5	approx	21	approx	52
Legal accrual adjustments and settlements	(0.7)	0.5	—	approx	—	approx	—
Inventory step-up	—	—	5.8	approx	—	approx	6
Deal-related costs and expenses	6.4	1.6	13.4	approx	—	approx	21
Russia business exit impact	5.9	—	(0.8)	approx	—	approx	5
Equity income of unconsolidated subsidiaries	0.5	0.4	0.3	approx	1	approx	2
Segment income	172.1	205.9	206.9	approx	Up 8%	approx	Up 12%
Return on sales	17.2%	19.3%	19.6%
Net income from continuing operations—as reported	118.5	153.0	115.4	approx	$113	approx	$498
Gain on sale of businesses	—	—	(0.2)	approx	—	approx	—
Amortization of bridge financing fees	2.6	5.1	1.3	approx	—	approx	9
Adjustments to operating income	25.8	14.7	59.5	approx	21	approx	121
Income tax adjustments	(5.4)	(3.8)	(12.3)	approx	(3)	approx	(24)
Net income from continuing operations—as adjusted	$141.5	$169.0	$163.7	approx	$131	approx	$604
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.71	$0.92	$0.70	approx	$0.68	approx	$3.01
Adjustments	0.14	0.10	0.29	approx	0.11	approx	0.64
Diluted earnings per ordinary share—as adjusted	$0.85	$1.02	$0.99	approx	$0.79	approx	$3.65
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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2021
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$865.9	$941.1	$969.2	$988.6	$3,764.8
Operating income	157.1	161.8	167.3	150.7	636.9
% of net sales	18.1%	17.2%	17.3%	15.2%	16.9%
Adjustments:
Restructuring and other	1.5	3.9	0.1	2.0	7.5
Transformation costs	—	1.9	4.0	5.8	11.7
Intangible amortization	7.1	6.3	6.0	6.9	26.3
COVID-19 related costs and expenses	0.2	0.1	0.1	0.2	0.6
Legal accrual adjustments and settlements	(2.4)	—	—	(5.2)	(7.6)
Inventory step-up	—	—	—	2.3	2.3
Deal-related costs and expenses	0.7	1.0	2.1	4.1	7.9
Equity income (loss) of unconsolidated subsidiaries	0.2	(0.1)	0.1	0.1	0.3
Segment income	164.4	174.9	179.7	166.9	685.9
Return on sales	19.0%	18.6%	18.5%	16.9%	18.2%
Net income from continuing operations—as reported	131.1	132.6	143.7	148.6	556.0
Gain on sale of businesses	—	—	(1.4)	—	(1.4)
Pension and other post-retirement mark-to-market gain	—	—	—	(2.4)	(2.4)
Other income	—	(0.3)	—	—	(0.3)
Adjustments to operating income	7.1	13.2	12.3	16.1	48.7
Income tax adjustments	(2.4)	(4.6)	(6.2)	(17.0)	(30.2)
Net income from continuing operations—as adjusted	$135.8	$140.9	$148.4	$145.3	$570.4
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.78	$0.79	$0.86	$0.89	$3.32
Adjustments	0.03	0.05	0.03	(0.02)	0.08
Diluted earnings per ordinary share—as adjusted	$0.81	$0.84	$0.89	$0.87	$3.40
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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ended September 30, 2022 (Unaudited)

	Q3 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	4.2%	(2.7)%	7.4%	8.9%
Consumer Solutions	(1.5)%	(1.4)%	11.3%	8.4%
Industrial & Flow Technologies	14.1%	(5.2)%	0.8%	9.7%